 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________
FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 22, 2014
_________________
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
 _________________

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Mrs. Heidi Manes, the Vice President, Global Controller and principal accounting officer of Levi Strauss & Co. (the “Company”) has accepted another senior finance position within the Company and will be serving as Vice President, Finance Americas, effective as of May 12, 2014. Mrs. Manes has been the Company’s Controller and principal accounting officer since February 2006.
(c) Mr. Wade Webster, age 48, will become the Company’s Vice President, Global Controller, and will serve as the Company’s principal accounting officer, succeeding Mrs. Manes, effective May 12, 2014. During his tenure at the Company, Mr. Webster has held several senior finance positions, including Vice President, Internal Audit & Risk Management from April 2011 to May 2014, Assistant Corporate Controller from February 2006 to April 2011, and Senior Director, Finance from June 2004 to February 2006.
There were no new compensatory arrangements or material modifications to Mr. Webster’s existing compensatory arrangements in connection with his appointment as the Company’s Global Controller and principal accounting officer. Mr. Webster will continue to be eligible to participate in the Company’s benefit plans available to all U.S.-based employees.
The selection of Mr. Webster to serve as the principal accounting officer was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Webster and any director or executive officer of the Company. Mr. Webster has not been a party to any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	April 28, 2014	By:	/s/ Heidi L. Manes
		Name:	Heidi L. Manes
		Title:	Vice President and Controller